UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
______________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): February 16, 2023
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CASS INFORMATION SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Missouri	000-20827	43-1265338
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

12444 Powerscourt Drive, Suite 550 St. Louis, Missouri	63131
(Address of principal executive offices)	(Zip Code)
(314) 506-5500
(Registrant’s telephone number, including area code)
______________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act.
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.50 per share	CASS	Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers
On February 16, 2023, as part of a planned succession process, the Board of Directors (the “Board”) of Cass Information Systems, Inc. (the “Company”) appointed Martin Resch to serve as the Company’s Chief Executive Officer, effective April 18, 2023. Mr. Resch succeeds Eric Brunngraber, who has served as the Company’s Chief Executive Officer since 2008. Mr. Brunngraber will retire as Chief Executive Officer, effective as of April 18, 2023, and will remain with the Company as Executive Chairman to support management and assist with the transition. Mr. Brunngraber will also continue as Chairman of the Board.

Mr. Resch, 57, was named President of the Company on January 25, 2022 and will continue to serve in this position. Mr. Resch joined the Company as Executive Vice President and Chief Operating Officer in November 2020. Prior to joining the Company, Mr. Resch most recently served as Executive Vice President of the Commercial Banking Group of Bank of the West, a subsidiary of BNP Paribas, from 2013 to 2019. In this role, Mr. Resch functioned as the group’s chief administrative and operating officer with responsibility for overseeing strategy, operations, finance, technology and human resources functions. Mr. Resch served in various positions at Bank of the West since 2003, including as Executive Vice President of Treasury and Finance during which time he implemented financial and treasury risk management frameworks and policies. He has also engaged in multiple entrepreneurial initiatives related to FinTech and financial markets, founding three equity and index option funds on the Pacific Exchange, a former regional stock exchange located in California, and serving as a member of the Pacific Exchange board of directors during its sale to Archipelago, which was subsequently acquired by the New York Stock Exchange.

Also on February 16, 2023, the Board, upon the recommendation of the Compensation Committee, approved adjustments to the compensation arrangements for Mr. Resch and Mr. Brunngraber which will go into effect on April 18, 2023. For Mr. Resch, the following was approved: (i) a base salary of $650,000; (ii) eligibility to receive an annual target profit sharing bonus of 45% of his base salary; and (iii) a 2023 long-term incentive compensation opportunity at target based on 125% of his base salary. For Mr. Brunngraber, the following was approved: (i) a base salary of $562,000; (ii) eligibility to receive an annual target profit sharing bonus of 40% of his base salary; and (iii) a 2023 long-term incentive compensation opportunity at target based on 100% of his base salary.

Profit sharing bonuses earned by Mr. Resch and Mr. Brunngraber, if any, will be based on the achievement of individual and Company performance-based objectives established by the Company’s Compensation Committee in connection with the Company’s profit sharing program. Each is also entitled to participate in the Company’s long-term incentive compensation and other employee benefit plans, programs and policies on the same terms as the Company’s other executive officers. Further information about the Company’s executive compensation program is discussed in the Company’s most recent definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on March 7, 2022.

Mr. Resch has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K, has no arrangement or understanding with any other person required to be disclosed pursuant to Item 401(b) of Regulation S-K and has no family relationship required to be disclosed pursuant to Item 401(d) of Regulation S-K.

On February 17, 2023, the Company issued a press release announcing Mr. Resch’s appointment and Mr. Brunngraber’s transition. A copy of this press release is filed as Exhibits 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.    Financial Statements and Exhibits.
(d)    Exhibits.

Exhibit Number	Description

99.1	Press release issued by Cass Information Systems, Inc. dated February 17, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: February 22, 2023

CASS INFORMATION SYSTEMS, INC.

By:	/s/ Eric H. Brunngraber
Name:	Eric H. Brunngraber
Title:	Chairman and Chief Executive Officer

By:	/s/ Michael J. Normile
Name:	Michael J. Normile
Title:	Executive Vice President and Chief Financial Officer